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                                 TERMS AGREEMENT

                                                               November 25, 2005

Citigroup Funding Inc.
388 Greenwich Street, 38th Floor
New York, New York 10013
Attn:  Treasury Capital Markets

Ladies and Gentlemen:

      We understand that Citigroup Funding Inc., a Delaware corporation (the
"Company"), proposes to issue and sell $22,600,000 aggregate principal amount of its 1.75% Principal-Protected Equity Linked Notes Based Upon the Nikkei 225
Stock Average(SM) with Potential Supplemental Interest at Maturity Due May 29,
2009 (the "Notes"). The Notes will be fully and unconditionally guaranteed by Citigroup Inc., a Delaware corporation (the "Guarantor"). Subject to the terms and conditions set forth herein or incorporated by reference herein, Citigroup
Global Markets Inc. (the "Underwriter") offers to purchase 2,260,000 Notes for an amount equal to $22,035,000 (97.5% of the aggregate principal amount). The
Closing Date shall be November 30, 2005 at 9:00 a.m. at the offices of Cleary
Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

      The Notes shall have the following terms:

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

Title:                                 1.75% Principal-Protected Equity Linked Notes Based Upon the
                                       Nikkei 225 Stock Average(SM) with Potential Supplemental
                                       Interest at Maturity Due May 29, 2009.

Maturity:                              May 29, 2009.

Maturity Payment:                      Holders of the Notes will be entitled to
                                       receive at maturity, for each $10
                                       principal amount of Notes such holders
                                       hold, a payment equal to the sum of $10
                                       and an interest distribution amount (as
                                       defined


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
                                       in the Prospectus Supplement dated November 25, 2005
                                       relating to the Notes).

Interest Rate:                         1.75% per annum

Interest Payment Dates:                The 29th day of each May and November, or the immediately
                                       next Business Day, commencing on May 29, 2006.

Regular Record Dates:                  The fifth Business Day preceding each interest payment date.

Initial Price To Public:               100% of the principal amount thereof, plus accrued interest from November 30, 2005 to date of payment and delivery.

Redemption Provisions:                 The Notes are not redeemable by the Company prior to maturity.

Trustee:                               The Bank of New York.

Indenture:                             Indenture, dated as of June 1, 2005.
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      All the provisions contained in the document entitled "Citigroup Funding
Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated May
3, 2005 (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

      The Underwriter hereby agrees in connection with the underwriting of the Notes to comply with the requirements set forth in any applicable sections of
Section 2720 to the By-Laws of the National Association of Securities Dealers,
Inc.

      Michael S. Zuckert, Esq., is General Counsel, Finance and Capital Markets of the Guarantor and legal counsel to the Company. Cleary Gottlieb Steen &
Hamilton LLP is counsel to the Underwriter. Cleary Gottlieb Steen & Hamilton LLP is special tax counsel to the Company and the Guarantor.


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         Please accept this offer no later than 9:00 p.m. on November 25, 2005, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:



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      "We hereby accept your offer, set forth in the Terms Agreement, dated
November 25, 2005, to purchase the Notes on the terms set forth therein."

                                     Very truly yours,

                                     CITIGROUP GLOBAL MARKETS INC.

                                     By: /s/ Richard T. Chang
                                       --------------------------------
                                       Name:  Richard T. Chang
                                       Title:    Director

ACCEPTED:

CITIGROUP FUNDING INC.

By: /s/ Geoffrey S. Richards
   -------------------------------------
   Name:    Geoffrey S. Richards
   Title:   Vice President
            and Assistant Treasurer

CITIGROUP INC.

By: /s/ Charles E. Wainhouse
  ------------------------------------
   Name:    Charles E. Wainhouse
   Title:   Assistant Treasurer


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